SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)              February 12, 1998



                            KENDLE INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


          Ohio                        000-23019                  31-1274091
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(State or other jurisdiction          (Commission                (IRS Employer
     of incorporation)                File Number)           Identification No.)


               441 Vine Street, Suite 700, Cincinnati, Ohio         45202
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        (Address of principal executive offices)                   Zip Code


Registrant's telephone number, including area code  (513) 381-5550



      (Former  name or former  address,  if  changed  since last report.)






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                                           - 2 -

Item 2. Acquisition or Disposition of Assets.

     On February 12, 1998, the Registrant acquired all of the outstanding stock of ACER/EXCEL Inc., headquartered in Cranford, New Jersey. ACER/EXCEL Inc. is a full service contract research organization, offering Phase II-IV clinical trial management, data collection, statistical analysis, and regulatory document preparation. ACER/EXCEL Inc. employs approximately 140 experienced research professionals in its Cranford, New Jersey; New London, Connecticut; and San Diego, California offices. It also provides drug development services to the Pacific Rim through a joint venture interest in a CRO headquartered in Beijing, China and a limited partnership in Taiwan.

     Under the agreement the Registrant acquired ACER/EXCEL Inc. for $30 million, consisting of $14.1 million from cash on hand and 987,574 shares of the Registrant's Common Stock. The acquisition will be accounted for under the purchase method of accounting.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) and (b) The Registrant will file the required financial information no later than April 13, 1998.

        (c)           Exhibits

               2.4 Stock Purchase Agreement among Kendle International Inc., Tzuo-Yan Lee, Jean C. Lee, Michael Minor, Conway Lee, Steven Lee, Jean C. Lee as Trustee under Trust Dated March 8, 1991 fbo Jennifer Lee and Citicorp Trust-South Dakota as Trustee u/a May 15, 1997 m/b Tzuo Yan Lee dated February 11, 1998.

                                          SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   KENDLE INTERNATIONAL INC.



Date:  February 12, 1998                           By:  /s/Timothy M. Mooney
                                                      ----------------------
                                                      Timothy M. Mooney
                                                      Vice President -
                                                      Chief Financial Officer